Exhibit 99.1

                                                                          Page 1

FOR IMMEDIATE RELEASE
---------------------
For: Cathay General Bancorp                               Contact: Heng W. Chen
     777 N. Broadway                                      (213) 625-4752
     Los Angeles, CA 90012

       CATHAY GENERAL BANCORP ANNOUNCES RECORD EARNINGS OF $26.7 MILLION,
       ------------------------------------------------------------------
                    OR $0.53 PER SHARE, IN THIRD QUARTER 2005
                    -----------------------------------------

     Los Angeles, Calif., October 20: Cathay General Bancorp (the "Company",
NASDAQ: CATY), the holding company for Cathay Bank (the "Bank"), today announced results for the third quarter of 2005.

STRONG FINANCIAL PERFORMANCE

                                        Third Quarter 2005   Third Quarter 2004
-------------------------------------------------------------------------------
Net income                                   $26.7 million        $23.2 million
Basic earnings per share                             $0.53                $0.47
Diluted earnings per share                           $0.53                $0.46
Return on average assets                              1.74%                1.60%
Return on average stockholders' equity               14.22%               14.08%
Efficiency ratio                                     37.91%               36.83%

THIRD QUARTER HIGHLIGHTS

o Third quarter earnings increased $3.5 million, or 15.0%, compared to the same quarter a year ago.
o Fully diluted earnings per share reached $0.53, increasing 15.2% compared to the same quarter a year ago.
o Return on average assets was 1.74% for the quarter ended September 30, 2005, compared to 1.68% for the quarter ended June 30, 2005.
o Return on average stockholders' equity was 14.22% for the quarter ended September 30, 2005 compared to 14.07% for the quarter ended June 30, 2005.
o Net interest margin on a fully taxable equivalent basis was 4.28% compared to 4.13% for the same quarter a year ago and 4.22% for the second quarter of 2005.
o Net recoveries of $881,000 during the third quarter of 2005, compared to net recoveries of $160,000 for the quarter ended June 30,2005 and net recoveries of $34,000 for the same quarter of 2004.
o Gross loans increased from June 30, 2005, by $187.7 million, or 4.5%, for the quarter to $4.4 billion at September 30, 2005.
o The Federal Deposit Insurance Corporation (FDIC) terminated its memorandum of understanding ("MOU") with the Bank dated June 2004 relating to the Bank's compliance with the Bank Secrecy Act.

     "Continued strong organic loan growth, a higher net interest margin, net credit recoveries, and a low efficiency ratio were the main factors that contributed to the record results," commented Dunson Cheng, Chairman of the Board, Chief Executive Officer and President of the Company.

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

                                                                          Page 2

     "We expect to open a new office in Seattle, Washington during the fourth quarter and are working on plans to open additional offices in 2006 to attract new customers," said Peter Wu, Executive Vice Chairman and Chief Operating Officer.

     "During the third quarter, we continued to fund our loan growth without excessive reliance on borrowed funds. We are optimistic that 2005 should be another record year for Cathay General Bancorp," concluded Dunson Cheng.

INCOME STATEMENT REVIEW

Net interest income before provision for loan losses

     Our net interest income before provision for loan losses increased to $60.1 million during the third quarter of 2005, or 9.5% higher than the $54.8 million during the same quarter a year ago. The increase was due primarily to the strong growth in loans and the increases in market interest rates.

     The net interest margin, on a fully taxable-equivalent basis, was 4.28% for the third quarter of 2005. The net interest margin increased from 4.22% in the second quarter of 2005 and 4.13% in the third quarter of 2004, primarily as a result of the decrease in securities as a proportion of earning assets and the increases in short term interest rates.

     For the third quarter of 2005, the interest rate earned on our average interest-earning assets was 6.33% on a fully taxable-equivalent basis, and our cost of funds on average interest-bearing liabilities equaled 2.54%. In comparison, for the third quarter of 2004, the interest rate earned on our average interest-earning assets was 5.25% and our cost of funds on average interest-bearing liabilities equaled 1.37%. The net interest spread decreased due to the increase in wholesale borrowing rates.

Provision for loan losses

     The provision for loan losses was a negative $1,000,000 for the third quarter of 2005 compared to a negative $500,000 provision for loan losses for the second quarter of 2005 and to no provision for the third quarter of 2004. The negative provision for loan losses was based on the review of the adequacy of the allowance for loan losses at September 30, 2005, which was favorably impacted by the net recoveries as well as the payoff of a number of loans with credit weaknesses during the third quarter of 2005. The provision for loan losses represents the charge or credit against current earnings that is determined by management, through a credit review process, as the amount needed to establish an allowance that management believes to be sufficient to absorb loan losses inherent in the Company's loan portfolio. The following table summarizes the charge-offs and recoveries for the quarters shown:

                                                For the three months ended,
                                      -----------------------------------------------
                                      September 30,      June 30,       September 30,
(Dollars in thousands)                    2005             2005             2004
-----------------------------------   -------------    -------------    -------------
Charge-offs                           $           -    $         270    $       2,436
Recoveries                                      881              430            2,470
                                      -------------    -------------    -------------
Net Charge-offs (Recoveries)          $        (881)   $        (160)   $         (34)
                                      =============    =============    =============

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                                                                          Page 3

Non-interest income

     Non-interest income, which includes revenues from service charges on deposit accounts, letters of credit commissions, securities gains (losses), gains (losses) on loan sales, wire transfer fees, and other sources of fee income, was $5.9 million for the third quarter of 2005, an increase of $1.1 million, or 24.1%, compared to the non-interest income of $4.7 million for the third quarter of 2004.

     For the third quarter of 2005, the Company recorded net securities gains of $169,000 compared to net securities losses of $257,000 for the same quarter in 2004.

     Letters of credit commissions decreased $175,000, or 14.2%, from $1.2 million in the third quarter of 2004 to $1.1 million in the third quarter of 2005 due primarily to lower letter of credit volumes and the amortization during 2005 of all standby LC fees received. Depository service fees decreased $141,000, or 8.9%, from $1.6 million in the third quarter of 2004 to $1.5 million in the third quarter of 2005 due to decreases in wire transfer charges and the increases in short term interest rates which resulted in lower account analysis fees collected from depositors. Other operating income increased $1.1 million, or 49.5%, from $2.1 million in the third quarter of 2004 to $3.2 million in the third quarter of 2005 due to the recording of warrant gains and higher Wealth Management commissions.

Non-interest expense

     Non-interest expense increased $3.1 million, or 13.9%, to $25.0 million in the third quarter of 2005 compared to the same quarter a year ago primarily due to increases in salaries and employee benefits expenses, occupancy expenses, professional service expenses and operations of affordable housing investments. The efficiency ratio was 37.91% for the third quarter of 2005 compared to 36.83% in the year ago quarter. Salaries and employee benefits increased $1.4 million, or 11.6%, from $12.0 million in the third quarter of 2004 to $13.4 million in the third quarter of 2005 due primarily to the higher amortization expense for stock options. Occupancy expense increased by $331,000, or 15.7%, from $2.1 million in the third quarter of 2004 to $2.4 million in the third quarter of 2005, due primarily to adjustment for prior period lease expense of $230,000 as well as the addition of two new branches. Professional services expenses increased $477,000, or 27.7%, from $1.7 million in the third quarter of 2004 to $2.2 million in the third quarter of 2005 due primarily to increases in external auditing expenses, professional expenses related to testing of the company's internal control over financial reporting and consulting expenses. Expenses from operation of affordable housing investments that qualified for low-income housing tax credits increased $344,000, or 50.5%, to $1.0 million compared to $681,000 in the same quarter a year ago due to additional investments in affordable housing investments and an adjustment in 2004 to reflect lower than expected losses for operations of affordable housing investments.

Income taxes

     The effective tax rate was 36.3% for the third quarter of 2005 and 38.3% for the third quarter of 2004. The effective tax rate was 37.6% for the nine months ended September 30, 2005, compared to 38.4% for the nine months ended September 30, 2004.

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                                                                          Page 4

     On December 31, 2003, the California Franchise Tax Board (FTB) announced its intent to list certain transactions that in its view constitute potentially abusive tax shelters. Included in the transactions subject to this listing were transactions utilizing regulated investment companies (RICs) and real estate investment trusts (REITs). As part of the notification indicating the listed transactions, the FTB also indicated its position that it intends to disallow tax benefits associated with these transactions. While the Company continues to believe that the tax benefits recorded in three prior years with respect to its RIC were appropriate and fully defensible under California law, the Company has deemed it prudent to participate in Voluntary Compliance Initiative - Option 2, requiring payment of all California taxes and interest on these disputed 2000 through 2002 tax benefits, and permitting the Company to claim a refund for these years while avoiding certain potential penalties. The Company retains potential exposure for assertion of an accuracy-related penalty should the FTB prevail in its position in addition to the risk of not being successful in its refund claims. As of September 30, 2005, the Company reflected a $12.1 million net state tax receivable for the years 2000, 2001, and 2002 after giving effect to reserves for loss contingencies on the refund claims, or an equivalent of $7.9 million after giving effect to Federal tax benefits. The FTB is currently in the process of reviewing and assessing our refund claims for taxes and interest for tax years 2000 through 2002. Although the Company believes its tax deductions related to the regulated investment company were appropriate and fully defensible, there can be no assurance of the outcome of its refund claims, and an adverse outcome on the refund claims could result in a loss of all or a portion of the $7.9 million net state tax receivable after giving effect to Federal tax benefits.

BALANCE SHEET REVIEW

     Total assets increased by $59.5 million, or 1.0%, to $6.2 billion at September 30, 2005 from year-end 2004 of $6.1 billion. The increase in total assets was represented primarily by loan growth, partially offset by a decrease of securities available-for-sale.

     The growth of gross loans to $4.4 billion as of September 30, 2005, from $3.8 billion as of December 31, 2004, represents growth of $538.0 million, or 14.0%, due primarily to increases in commercial mortgage loans and commercial loans. The growth in gross loans during the third quarter was $187.7 million, or 4.5%.

     The changes in the loan composition from year-end 2004 are presented below:

                                           September 30,    December 31,
(Dollars in thousands)                          2005            2004        % Change
----------------------------------------   -------------    ------------    --------
LOANS
Commercial                                 $   1,060,911    $    955,377          11
Residential mortgage and equity lines            397,342         331,727          20
Commercial mortgage                            2,414,255       2,119,349          14
Real estate construction                         483,303         412,611          17
Installment                                       12,523          10,481          19
Other                                              1,696           2,443         (31)
                                           -------------    ------------
  Gross loans and leases                   $   4,370,030    $  3,831,988          14

Allowance for loan losses                        (61,080)        (62,880)         (3)
Unamortized deferred loan fees                   (12,460)        (11,644)          7
                                           -------------    ------------
  Total loans and leases, net              $   4,296,490    $  3,757,464          14
                                           =============    ============

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

                                                                          Page 5

     Total deposits increased $262.8 million, or 5.7%, to $4.9 billion from year-end 2004 of $4.6 billion. The changes in the deposit composition from year-end 2004 are presented below:

                                           September 30,    December 31,
(Dollars in thousands)                          2005            2004        % Change
----------------------------------------   -------------    ------------    --------
DEPOSITS
Non-interest-bearing demand                $     690,053    $    674,791           2
Interest-bearing demand                          730,660         842,293         (13)
Savings                                          386,585         418,041          (8)
Time deposits under $100                         626,851         539,811          16
Time deposits of $100 or more                  2,423,834       2,120,201          14
                                           -------------    ------------
  Total deposits                           $   4,857,983    $  4,595,137           6
                                           =============    ============

     Advances from the Federal Home Loan Bank decreased to $300.0 million at September 30, 2005, compared to $545.0 million at December 31, 2004. During the third quarter, the excess liquidity of the Bank generated from the sale of securities was used to fund loan growth.

ASSET QUALITY REVIEW

     Non-performing assets to gross loans was 0.40% at September 30, 2005 compared to 0.59% at December 31, 2004 and 0.38% at June 30, 2005. Total non-performing assets decreased to $17.5 million at September 30, 2005, compared with $22.5 million at December 31, 2004 and $29.2 million at September 30, 2004. The allowance for loan losses amounted to $61.1 million at September 30, 2005, and represented the amount that the Company believes to be sufficient to absorb loan losses inherent in the Company's loan portfolio. The allowance for loan losses represented 1.40% of period-end gross loans and 349% of non-performing loans at September 30, 2005. The comparable ratios were 1.64% of gross loans and 280% of non-performing loans at December 31, 2004. Results of the changes to the Company's non-performing assets and troubled debt restructurings are highlighted below:

                                           September 30,    December 31,
(Dollars in thousands)                         2005             2004        % Change
----------------------------------------   -------------    ------------    --------
NON-PERFORMING ASSETS
Accruing loans past due 90 days or more    $       2,473    $      3,260         (24)
Non-accrual loans                                 15,004          19,211         (22)
                                           -------------    ------------
  Total non-performing loans                      17,477          22,471         (22)
    Other real estate owned                            0               0
                                           -------------    ------------
  Total non-performing assets              $      17,477    $     22,471         (22)
                                           -------------    ------------
Troubled debt restructurings               $         985    $      1,006          (2)
                                           =============    ============

CAPITAL ADEQUACY REVIEW

     At September 30, 2005, the Tier 1 risk-based capital ratio of 10.68%, total risk-based capital ratio of 11.86%, and Tier 1 leverage capital ratio of 9.61%, continue to place the Company in the "well capitalized" category, which is defined as institutions with a total risk-based capital ratio equal to or greater than ten percent, a Tier 1 risk-based capital ratio equal to or greater than six percent, and a Tier 1 leverage capital ratio equal to or greater than five percent. At September 30, 2004, the Company's Tier 1 risk-based capital ratio was 10.41%, the total risk-based capital ratio was 11.66%, and Tier 1 leverage capital ratio was 8.38%.

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

                                                                          Page 6

     For the nine months of 2005, the Company repurchased 738,542 shares of its common stock for $24.5 million. No shares were repurchased during the third quarter of 2005. At September 30, 2005, 451,703 shares remain under the Company's latest stock buyback authorization which was announced on March 18, 2005.

YEAR-TO-DATE REVIEW

     Net income was $77.4 million, or $1.52 per diluted share for the nine months ended September 30, 2005, an increase of 18.6% in net income over the $65.2 million, or $1.30 per diluted share for the same period a year ago due primarily to the increases of net interest income. The net interest margin on a fully-taxable-equivalent basis for the nine months ended September 30, 2005, increased 17 basis points to 4.24% compared to 4.07% for the same period a year ago.

     Return on average stockholders' equity was 14.09% and return on average assets was 1.69% for the nine months of 2005, compared to a return on average stockholders' equity of 13.56% and a return on average assets of 1.53% for the nine months ended September 30, 2004. The efficiency ratio for the nine months ended September 30, 2005 was 36.76% compared to 39.06% during the same period a year ago.

ABOUT CATHAY GENERAL BANCORP

     Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates 29 branches in California, four branches in New York State, one in Massachusetts, one in Houston, Texas, one in Washington State, and representative offices in Taipei, Hong Kong, and Shanghai. Cathay Bank's website is found at http://www.cathaybank.com/.

FORWARD-LOOKING STATEMENTS AND OTHER NOTICES

     Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, such words as "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "will," "should," "could," "predicts," "potential," "continue," or the negative of such terms and other comparable terminology or similar expressions. Forward-looking statements are not guarantees. They involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements, of Cathay General Bancorp to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from: the Company's ability to realize the benefits of its merger with GBC Bancorp, expansion into new markets, fluctuations in interest rates, demographic changes, inflation, increases in competition, deterioration in asset or credit quality, earthquake or other natural disasters affecting the condition of real estate collateral, changes in the availability of capital, legislative and regulatory developments, such as the potential effects of California tax legislation enacted in late 2003 and the subsequent Franchise Tax Board announcement on December 31, 2003, regarding the taxation of real estate investment trusts and registered investment companies, changes in business strategy, including the formation of a real estate investment trust, and general economic or business conditions in California and other regions where Cathay Bank has operations, such as the impact of the California budget deficit.

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                                                                          Page 7

These and other factors are further described in Cathay General Bancorp's Annual Report on Form 10-K for the year ended December 31, 2004, its reports and registration statements filed (including those filed by GBC Bancorp prior to the merger) with the Securities and Exchange Commission ("SEC") and other filings it makes in the future with the SEC from time to time. Cathay General Bancorp has no intention and undertakes no obligation to update any forward-looking statements or to publicly announce the results of any revision of any forward-looking statement to reflect future developments or events.

Cathay General Bancorp's filings with the SEC are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov, or by request directed to Cathay General Bancorp, 777 N. Broadway, Los Angeles, CA 90012, Attention: Investor Relations (213) 625-4749.

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                                                                          Page 8

                             CATHAY GENERAL BANCORP
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                                        Three months ended September 30,      Nine months ended September 30,
                                                       ---------------------------------   ------------------------------------
(Dollars in thousands, except per share data)            2005         2004      % Change      2005          2004       % Change
----------------------------------------------------   --------   -----------   --------   -----------   -----------   --------
FINANCIAL PERFORMANCE
Net interest income before provision for loan losses   $ 60,058   $    54,846         10   $   178,010   $   158,112         13
  Provision (reversal) for loan losses                   (1,000)            -       (100)         (500)            -       (100)
                                                       ----------------------              -------------------------
    Net interest income after provision
     (reversal) for loan losses                          61,058        54,846         11       178,510       158,112         13
  Non-interest income                                     5,853         4,715         24        17,305        15,636         11
  Non-interest expense                                   24,989        21,937         14        71,796        67,865          6
                                                       ----------------------              -------------------------
  Income before income tax expense                       41,922        37,624         11       124,019       105,883         17
  Income tax expense                                     15,237        14,426          6        46,640        40,638         15
                                                       ----------------------              -------------------------
  Net income                                           $ 26,685   $    23,198         15   $    77,379   $    65,245         19
                                                       ======================              =========================
Net income per common share:
  Basic                                                $   0.53   $      0.47         13   $      1.53   $      1.31         17
  Diluted                                              $   0.53   $      0.46         15   $      1.52   $      1.30         17

Cash dividends paid per common share                   $   0.09   $      0.07         29   $      0.27   $      0.21         29

===============================================================================================================================

SELECTED RATIOS
  Return on average assets                                 1.74%         1.60%         9          1.69%         1.53%        10
  Return on average stockholders' equity                  14.22%        14.08%         1         14.09%        13.56%         4
  Efficiency ratio                                        37.91%        36.83%         3         36.76%        39.06%        (6)
  Dividend payout ratio                                   16.90%        15.02%        13         17.63%        16.00%        10

===============================================================================================================================

YIELD ANALYSIS (Fully taxable equivalent)
  Total interest-earning assets                            6.33%         5.25%        21          6.04%         5.14%        18
  Total interest-bearing liabilities                       2.54%         1.37%        85          2.22%         1.30%        71
  Net interest spread                                      3.79%         3.88%        (2)         3.82%         3.84%        (1)
  Net interest margin                                      4.28%         4.13%         4          4.24%         4.07%         4

===============================================================================================================================

                                  September 30,    December 31,   September 30,
CAPITAL RATIOS                        2005            2004            2004
-------------------------------   -------------   -------------   -------------
Tier 1 risk-based capital ratio           10.68%          10.78%          10.41%
Total risk-based capital ratio            11.86%          12.03%          11.66%
Tier 1 leverage capital ratio              9.61%           8.86%           8.38%

===============================================================================

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                                                                          Page 9

                             CATHAY GENERAL BANCORP
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

(In thousands, except share                      September 30,    December 31,
 and per share data)                                 2005            2004          % change
----------------------------------------------   -------------   -------------   ------------
ASSETS
Cash and due from banks                          $      98,600   $      86,133             14

Securities available-for-sale
 (amortized cost of $1,336,983 in 2005
  and $1,811,891 in 2004)                            1,319,660       1,817,942            (27)
Loans                                                4,370,030       3,831,988             14
  Less:  Allowance for loan losses                     (61,080)        (62,880)            (3)
         Unamortized deferred loan fees, net           (12,460)        (11,644)             7
                                                 -------------   -------------
         Loans, net                                  4,296,490       3,757,464             14
Affordable housing investments, net                     55,942          45,145             24
Premises and equipment, net                             34,150          33,421              2
Customers' liability on acceptances                     21,340          14,368             49
Accrued interest receivable                             21,754          21,712              0
Goodwill                                               239,274         241,013             (1)
Other intangible assets, net                            42,935          47,494            (10)
Other assets                                            27,354          33,313            (18)
                                                 -------------   -------------
  Total assets                                   $   6,157,499   $   6,098,005              1
                                                 =============   =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Non-interest-bearing demand deposits           $     690,053   $     674,791              2
  Interest-bearing deposits:
    NOW deposits                                       240,679         253,767             (5)
    Money market deposits                              489,981         588,526            (17)
    Savings deposits                                   386,585         418,041             (8)
    Time deposits under $100                           626,851         539,811             16
    Time deposits of $100 or more                    2,423,834       2,120,201             14
                                                 -------------   -------------
    Total deposits                                   4,857,983       4,595,137              6
                                                 =============   =============
Federal funds purchased and securities sold
 under agreement to repurchase                          88,000          91,000             (3)
Advances from the Federal Home Loan Bank               300,000         545,000            (45)
Other borrowings                                        39,694          17,116            132
Junior subordinated notes                               53,961          53,916              0
Acceptances outstanding                                 21,340          14,368             49
Minority interest in consolidated subsidiaries           8,501           8,620             (1)
Other liabilities                                       36,580          56,855            (36)
                                                 -------------   -------------
  Total liabilities                                  5,406,059       5,382,012              0
                                                 -------------   -------------
  Commitments and contingencies                              -               -              -
                                                 -------------   -------------
  Total stockholders' equity                           751,440         715,993              5
                                                 -------------   -------------
  Total liabilities and stockholders' equity     $   6,157,499   $   6,098,005              1
                                                 =============   =============
Book value per share                             $       14.99   $       14.13              6
Number of shares outstanding                        50,136,888      50,677,896

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                                                                         Page 10

                             CATHAY GENERAL BANCORP
   CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)
                                   (Unaudited)

                                                               Three months ended September 30,     Nine months ended September 30,
                                                               --------------------------------    --------------------------------
(In thousands, except share and per share data)                     2005              2004              2005              2004
------------------------------------------------------         --------------   ---------------    --------------    --------------
INTEREST INCOME
Interest on loans                                              $       74,468    $       51,022    $      202,989    $      144,251
Interest on securities available-for-sale - taxable                    13,464            17,696            47,624            52,355
Interest on securities available-for-sale - nontaxable                    884               988             2,828             2,808
Dividend income                                                           201                91               504               291
Interest on federal funds sold and securities
 purchased under agreements to resell                                       9                25               220               102
Interest on deposits with banks                                           101                37               281               102
                                                               --------------------------------    --------------------------------
Total interest income                                                  89,127            69,859           254,446           199,909
                                                               --------------------------------    --------------------------------
INTEREST EXPENSE
Time deposits of $100 or more                                          17,349             8,230            40,203            22,855
Other deposits                                                          8,033             4,439            23,489            12,104
Other borrowed funds                                                    3,687             2,344            12,744             6,838
                                                               --------------------------------    --------------------------------
Total interest expense                                                 29,069            15,013            76,436            41,797
                                                               --------------------------------    --------------------------------

Net interest income before provision (reversal)
 for loan losses                                                       60,058            54,846           178,010           158,112
Provision (reversal) for loan losses                                   (1,000)                -              (500)                -
                                                               --------------------------------    --------------------------------
Net interest income after provision (reversal)
 for loan losses                                                       61,058            54,846           178,510           158,112
                                                               --------------------------------    --------------------------------
NON-INTEREST INCOME
Securities gains (losses), net                                            169              (257)            1,291               961
Letters of credit commissions                                           1,057             1,232             3,090             3,457
Depository service fees                                                 1,450             1,591             4,348             4,887
Gains on sale of premises and equipment                                     -                24               958                24
Other operating income                                                  3,177             2,125             7,618             6,307
                                                               --------------------------------    --------------------------------
Total non-interest income                                               5,853             4,715            17,305            15,636
                                                               --------------------------------    --------------------------------
NON-INTEREST EXPENSE
Salaries and employee benefits                                         13,393            11,998            38,834            36,566
Occupancy expense                                                       2,433             2,102             6,610             6,035
Computer and equipment expense                                          1,672             1,412             5,247             5,262
Professional services expense                                           2,200             1,723             5,586             4,948
FDIC and State assessments                                                249               245               745               778
Marketing expense                                                         483               568             1,638             1,833
Other real estate owned expense (income)                                   92                27               (10)              543
Operations of affordable housing investments                            1,025               681             2,990             2,076
Amortization of core deposit intangibles                                1,404             1,333             4,550             4,000
Other operating expense                                                 2,038             1,848             5,606             5,824
                                                               --------------------------------    --------------------------------
Total non-interest expense                                             24,989            21,937            71,796            67,865
                                                               --------------------------------    --------------------------------
Income before income tax expense                                       41,922            37,624           124,019           105,883
Income tax expense                                                     15,237            14,426            46,640            40,638
                                                               --------------------------------    --------------------------------
Net income                                                             26,685            23,198            77,379            65,245
                                                               --------------------------------    --------------------------------
Other comprehensive income (loss), net of tax                          (8,848)           12,146           (13,666)           (4,640)
                                                               --------------------------------    --------------------------------
Total comprehensive income (loss)                              $       17,837    $       35,344    $       63,713    $       60,605
                                                               ================================    ================================

Net income per common share:
  Basic                                                        $         0.53    $         0.47    $         1.53    $         1.31
  Diluted                                                      $         0.53    $         0.46    $         1.52    $         1.30

Cash dividends paid per common share                           $         0.09    $         0.07    $         0.27    $         0.21
Basic average common shares outstanding                            50,128,113        49,829,314        50,441,988        49,754,594
Diluted average common shares outstanding                          50,540,463        50,476,343        50,870,362        50,327,490

                                     (more)

                             CATHAY GENERAL BANCORP
         AVERAGE BALANCES - SELECTED CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)

                                                                           For the three months ended,
                                               ---------------------------------------------------------------------------------
(In thousands)                                    September  30, 2005         September 30, 2004             June 30, 2005
--------------------------------------------   -------------------------   -------------------------   -------------------------
                                                               Average                     Average                     Average
                                                 Average     Yield/Rate      Average     Yield/Rate      Average     Yield/Rate
                                                 Balance       (1)(2)        Balance       (1)(2)        Balance       (1)(2)
                                               ----------   ------------   ----------   ------------   ----------   ------------
INTEREST-EARNING ASSETS
Federal funds sold and securities purchased
 under agreements to resell                    $    1,084           3.29%  $    8,810           1.13%  $   25,730           2.95%
Taxable securities available-for-sale           1,293,656           4.13%   1,646,814           4.30%   1,481,568           4.32%
Tax-exempt securities available-for-sale (1)      101,784           6.38%     108,495           5.70%     104,517           6.62%
Loans and leases (2)                            4,217,559           7.00%   3,565,067           5.69%   4,063,720           6.64%
Deposits with banks                                 8,918           4.49%       4,866           3.02%       9,178           4.47%
                                               ----------                  ----------                  ----------
  Total interest-earning assets                $5,623,001           6.33%  $5,334,052           5.25%  $5,684,713           6.01%
                                               ----------                  ----------                  ----------
INTEREST-BEARING LIABILITIES
Interest-bearing demand deposits               $  756,822           1.15%  $  864,847           0.62%  $  781,345           0.98%
Savings deposits                                  384,064           0.55%     425,175           0.30%     398,181           0.40%
Time deposits                                   3,022,360           2.97%   2,570,964           1.70%   2,924,412           2.60%
                                               ----------                  ----------                  ----------
  Total interest-bearing deposits              $4,163,246           2.42%  $3,860,986           1.31%  $4,103,938           2.08%
Other borrowed funds                              385,714           3.79%     499,204           1.87%     535,030           3.16%
                                               ----------                  ----------                  ----------
  Total interest-bearing liabilities            4,548,960           2.54%   4,360,190           1.37%   4,638,968           2.20%
Non-interest-bearing demand deposits              704,934                     669,797                     688,582
                                               ----------                  ----------                  ----------
  Total deposits and other borrowed funds      $5,253,894                  $5,029,987                  $5,327,550
                                               ----------                  ----------                  ----------
Total average assets                           $6,071,519                  $5,778,209                  $6,142,639
                                               ----------                  ----------                  ----------
Total average stockholders' equity             $  744,368                  $  655,309                  $  733,666
                                               ----------                  ----------                  ----------

                                                                For the nine months ended,
                                                ----------------------------------------------------------
(In thousands)                                      September 30, 2005              September 30, 2004
---------------------------------------------   ---------------------------    ---------------------------
                                                                  Average                        Average
                                                   Average      Yield/Rate        Average      Yield/Rate
                                                   Balance        (1)(2)          Balance        (1)(2)
                                                ------------   ------------    ------------   ------------
INTEREST-EARNING ASSETS
Federal funds sold and securities purchased
 under agreements to resell                     $     10,125           2.91%   $     16,425           0.83%
Taxable securities available-for-sale              1,479,096           4.31%      1,655,238           4.25%
Tax-exempt securities available-for-sale (1)         104,856           6.39%        104,683           5.67%
Loans and leases                                   4,066,114           6.67%      3,458,690           5.57%
Deposits with banks                                    8,702           4.32%          5,280           2.58%
                                                ------------                   ------------
  Total interest-earning assets                 $  5,668,893           6.04%   $  5,240,316           5.14%
                                                ------------                   ------------
INTEREST-BEARING LIABILITIES
Interest-bearing demand deposits                $    789,475           1.01%   $    889,317           0.59%
Savings deposits                                     396,852           0.44%        421,917           0.30%
Time deposits                                      2,886,329           2.61%      2,489,704           1.61%
                                                ------------                   ------------
  Total interest-bearing deposits               $  4,072,656           2.09%   $  3,800,938           1.23%
Other borrowed funds                                 537,762           3.17%        495,931           1.84%
                                                ------------                   ------------
  Total interest-bearing liabilities               4,610,418           2.22%      4,296,869           1.30%

Non-interest-bearing demand deposits                 695,378                        654,911
                                                ------------                   ------------
  Total deposits and other borrowed funds       $  5,305,796                   $  4,951,780
                                                ------------                   ------------
Total average assets                            $  6,120,783                   $  5,681,833
Total average stockholders' equity              $    734,294                   $    642,531
                                                ------------                   ------------

(1) The average yield has been adjusted to a fully taxable-equivalent basis for certain securities of states and political subdivisions and other securities held using a statutory Federal income tax rate of 35%.

(2) Yields and amounts of interest earned include net loan fees. Non-accrual loans are included in the average balance.